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                                  EXHIBIT 23.2
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Patron Systems, Inc.
Chicago, Illinois

We consent to the incorporation by reference in the registration statement of Patron Holdings, Inc. on Form S-8, to be filed on or about December 17, 2002 of our report dated December 3, 2002, on our audit of the financial statements of Patron Systems, Inc. for the period from inception (April 30, 2002) through September 30, 2002, which report is included in the Current Report on Form 8-K/A filed on December 11, 2002.

(Signed manually)
GRANT THORTON, LLP
Vienna, Virginia
December 17, 2002